                                 WARRANT TO PURCHASE
                                     50,000 Units

                                 RETROSPETTIVA, INC.
                               REPRESENTATIVE'S WARRANT

                                Dated:  July ___, 1997

    THIS CERTIFIES that Kensington Securities, Inc. (herein sometimes called the "Holder" and/or the "Representative") is entitled to purchase from Retrospettiva, Inc., a California corporation (the "Company"), at the price and during the period as hereinafter specified, up to 50,000 Units of the Company's securities with each Unit (the "Representative's Warrant Unit") consisting of two (2) shares of the Company's no par value per share Common Stock (the "Warrant Unit Shares") and one Redeemable Warrant (the "Underlying Warrant") entitling the holder thereof to purchase for $7.50 (the "Underlying Warrant Exercise Price"), one share of Common Stock (the "Underlying Warrant Shares") for a term of five (5) years from the effective date of the Registration Statement described below. The Warrant Unit Shares and the Underlying Warrant Shares are sometimes referred to herein collectively as the "Warrant Shares."

    This representative's Warrant (the "Representative's Warrant") is issued pursuant to an Underwriting Agreement between the Company and the Underwriters named in Schedule I to the Underwriting Agreement, for which the Holder is acting as Representative, in connection with a public offering, through the Underwriters, of 500,000 Units (the "Units") as more fully described in the Underwriting Agreement, (and up to 75,000 additional Units covered by an over-allotment option granted by the Company to the Underwriters) pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and in consideration of $100 received by the Company for the Representative's Warrant.

    1. The rights represented by the Representative's Warrant shall be exercised at the price, subject to adjustment in accordance with Sections 9 and 10 hereof (the "Exercise Price") and during the periods as follows:

    (a) The Representative's Warrant shall be numbered and shall be registered in a warrant register. The Company shall be entitled to treat the registered owner of any Representative's Warrant (the "Warrantholder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Representative's Warrant on the part of any other person, and shall not be liable for any registration or transfer of Representative's Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to gross negligence or bad faith.

    (b) During the 12 month period from the Effective Date of the Registration Statement (the "First Anniversary Date"), the Warrantholder shall have no right to purchase any Representative's Warrant Units hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date, the Warrantholder shall have the right to exercise the Representative's Warrant at such time and into the kind and amount of Representative's Warrant Units and other securities and property (including cash) receivable by a holder of the number of Representative's Warrant Units into which the Representative's Warrant would have been convertible or exercisable immediately prior thereto.

    (c) Between July ___, 1998 and 2002 (five years from the Effective Date, i.e. the "Expiration Date") inclusive, the Warrantholder shall have the option to purchase Representative's Warrant Units hereunder at a price ("Exercise Price") of $14.40 per Representative's Warrant Unit.

    (d) Between July ___, 1998 and 2002 (five years from the Effective Date) inclusive, the holders of the Underlying Warrants shall have the option to purchase the number of fully paid and nonassessable Underlying Warrant Shares which the holder of the Underlying Warrant may at that time be entitled to purchase on the same terms and conditions as the Redeemable Warrants offered and sold to the public. The Underlying Warrants are redeemable by the Company on the same terms and conditions as the Redeemable Warrants offered and sold to the public. Holders of the Representative's Warrants and the Underlying Warrants are sometimes herein referred to collectively as "Warrantholders."

    (e) After the Expiration Date, the Warrantholder shall have no right to purchase any Representative's Warrant Units hereunder.

    2. The rights represented by the Representative's Warrant or Underlying Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Representative's Warrant or Underlying Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Representative's Warrant Units or Underlying Warrant Shares, as the case may be, specified in the above-mentioned purchase form together with applicable transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 7 and subparagraphs (b), (c) and (d) of paragraph 8 hereof. The Representative's Warrant or Underlying Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Representative's Warrant or Underlying Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2.

    3. Upon such surrender of an Representative's Warrant or Underlying Warrant and payment of the Exercise Price or Underlying Warrant Exercise Price, as applicable, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder exercising such Warrant or Underlying Warrant and in such name or names as such Warrantholder may designate, a certificate or certificates for the number of Warrant Units Shares or Underlying Warrant Shares or Underlying Warrants, as the case may be, so purchased upon the exercise of such Representative's Warrant or Underlying Warrant; and in the case of a fractional Warrant Share and/or Underlying Warrant, such fraction shall be rounded to the nearest whole Warrant Share and/or Underlying Warrant otherwise issuable upon such surrender. Such certificate, certificates or Underlying Warrants shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Unit Shares, Underlying Warrants and/or Underlying Warrant Shares, as the case may be, as of the date of receipt by the Company or the warrant agent, if any, of such Warrant or Underlying Warrant and payment of the applicable Exercise Price or Underlying Warrant Exercise Price; provided, however, that if, at the date of surrender of such Warrant or Underlying Warrant and payment of the applicable Exercise Price or Underlying Warrant Exercise Price therefor, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Representative's Warrants or Underlying Warrants shall be closed, the certificates for the components of the Representative's Warrant Units or Underlying Warrant Shares, as the case may be, in respect of which such Representative's Warrant or Underlying Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the date the Representative's Warrant or Underlying Warrants would otherwise terminate (the "Termination Date")) and until such date the Company shall be under no duty to deliver any Warrant Shares or Underlying Warrants.
The rights of purchase represented by the Representative's Warrants and Underlying Warrants shall be exercisable, at the election of the Warrantholders thereof, either in full or from time to time in part and, in the event that an Representative's Warrant or Underlying Warrant is exercised in respect of less than all of the Representative's Warrant Units or Underlying Warrant Shares purchasable on such exercise at any time prior to the Termination Date, a new Warrant and/or Underlying Warrant evidencing the remaining Representative's Warrants and/or Underlying Warrants will be issued; and the Company shall deliver, or the warrant agent, if any, is hereby irrevocably authorized to countersign and to deliver the required new Warrant and/or Underlying Warrant pursuant to the provisions of this Section; and the Company whenever required by the warrant agent, if any, and will supply the warrant agent with Representative's Warrant or Underlying Warrant duly executed on behalf of the Company for such purpose.

    4. The Representative's Warrant shall not be transferred, sold, assigned, or hypothecated for a period of one year commencing on the Effective Date except that it may be transferred to successors of the Warrantholder, and may be assigned in whole or in part to any person who is an officer of the Warrantholder or to any member of the selling group and/or the officers or partners thereof during such period. Any such assignment shall be effected by the Warrantholder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Representative's Warrant for cancellation at the office or agency of the Company referred to in paragraph
2 hereof, accompanied by a certificate (signed by an officer of the Warrantholder if the Warrantholder is a corporation), stating that each transferee is a permitted transferee under this paragraph 4; whereupon the Company shall issue, in the name or names specified by the Warrantholder (including the Warrantholder) a new Representative's Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Representative's Warrant Units as are purchasable hereunder. Such transfers shall be made in compliance with the rules and regulations of the National Association of Securities Dealers ("NASD") as well as the 1933 Act, the Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder.

    5. The Company covenants and agrees that all Warrant Unit Shares and Underlying Warrant Shares issued hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Representative's Warrant and the Underlying Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares.

    6. The Representative's Warrant and the Underlying Warrants shall not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company.

    7. (a) If at any time for a period of four (4) years commencing one (1) year from the Effective Date, the Company files a registration statement under the 1933 Act which relates to a current offering of securities of the Company (except a Registration Statement on Form S-4, S-8 or any other inappropriate form), such registration statement and the prospectus included therein shall also, at the written request of the Company by any of the then owners of the Representative's Warrants, Warrant Units, Underlying Warrants or Warrant Shares (the "Owners"), include and relate to the Underlying Warrants and/or Warrant Shares issuable upon exercise of such Representative's Warrants and/or Underlying Warrants so as to permit the public sale thereof in compliance with the 1933 Act. The Company shall give written notice to the Owners of its intention to file a registration statement under the 1933 Act relating to a current offering of the securities of the Company, at least 30 days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Owners at least 10 days prior to the date specified in the notice as the date on which the Company intends to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Owners shall in any way obligate the Company to file such registration statement and, notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer those securities to which such registration statement relates, without liability to the Owners, except that the Company shall pay such expenses incurred in connection with the preparation and filing of such registration statement and as otherwise set forth in subsection (d) hereof.

    (b) In addition, for a period of four (4) years commencing one (1) year from the Effective Date, upon written notice at any time from a Majority Holder (as such term is defined in subsection (f) of this Section 7) that he, she or it contemplates the transfer of all or any part of his, her or its Underlying Warrants or Warrant Shares under such circumstances that a public offering thereof would be involved within the meaning of the 1933 Act, the Company, as promptly as possible after the receipt of such notice, shall file, at its expense, a post-effective amendment or a new registration statement with respect to the offering, sale or other disposition of the Underlying Warrants and/or Warrant Shares as to which the Company shall have received such notice. Within 10 days after receiving any such notice, the Company shall give notice to the other Owners advising them that the Company is proceeding with such post-effective amendment or new registration statement and offering to include therein the Underlying Warrants and/or Warrant Shares of such Owners. The Company shall not be obligated to any such other Owner unless such other Owner shall accept such offer by written notice to the Company within 30 days of the Company's notice. The Owners will bear the expense of fees of counsel for the Owners and any sales commissions for the Underlying Warrants and/or Warrant Shares sold by the Owners. In no event shall the Company be required to file a post-effective amendment or a new registration statement pursuant to the requirements of this subsection (b) more than once.

    (c) In any exercise of the registration rights afforded pursuant to subsection (a) and (b) of this Section 7, the Company shall:

    (i) Supply to the Owner or its designee, as representative of the Owners intending to make a public distribution of their Underlying Warrants and/or Warrant Shares (the holder of the Representative's Warrant by his, her or its receipt of the Representative's Warrant and/or Underlying Warrant thereby acknowledging his, her or its appointment of the Owners' representative or its designee as his, her or its representative for purposes of this Agreement), four executed copies of each post-effective amendment or registration statement and as many copies of the preliminary and final prospectus which shall have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations promulgated thereunder and such other documents as the representative of the Owners shall reasonably request;

    (ii) Cooperate in taking such action as may be necessary to register or qualify the Underlying Warrants and/or Warrant Shares under the securities acts or blue sky laws of such jurisdictions as the representative of the Owners shall reasonably request and the Company shall do any and all other acts and things which may be necessary or advisable to enable the Owners to consummate such proposed sale or other disposition of the Underlying Warrants and/or Warrant Shares in any such jurisdiction; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be so qualified; and

    (iii) Use its best efforts to cause any such post-effective amendment or new registration statement to become effective and remain effective for a period of not less than 12 months after the initial effectiveness thereof. The Company shall cooperate in taking such other action as may be necessary to permit the public sale or other disposition of the Underlying Warrants and/or Warrant Shares by the Owners.

    (d)  The Company shall comply with the requirements of subsections (a) and
(b) of this Section (including the related requirements of subsection (c) of this Section), at its own expense, including the costs to register/qualify the securities under the securities laws of those states as the Owners shall reasonably request; but excluding underwriting commissions, transfer taxes and Representative's expense allowance attributable to the securities being offered by the Owners.

    (e) The term "Majority Holder" as used in this Section shall include any owner or combination of owners of Representative's Warrants, Underlying Warrants and/or Warrant Shares, in any combination, if the aggregate amount of:

         A. the Warrant Unit Shares and/or Underlying Warrant Shares then held by him, her, it or among them, plus

         B. the Warrant Unit Shares and/or Underlying Warrant Shares then issuable upon exercise of the Representative's Warrants and/or Underlying Warrants then held by him, her, it or among them would constitute more than fifty percent of the Representative's Warrant Unit Shares and/or Underlying Warrant Shares originally issuable upon exercise of all of the Representative's Warrants and Underlying Warrants.

    (f) The provisions contained herein shall continue in effect regardless of the exercise or surrender of any of the Warrants. Notwithstanding anything in this Section 7 to the contrary, the Company shall not be obligated to register any Underlying Warrants or Underlying Warrant Shares if the Underlying Warrants shall have expired unexercised or if the Underlying Warrants shall have been redeemed by the Company; and the Underlying Warrant Shares shall not be used to calculate a Majority Holder if the Underlying Warrants shall have expired unexercised or shall have been redeemed by the Company.

    8. (a) Whenever pursuant to paragraph 7 a registration statement relating to the Underlying Warrants and/or Warrant Shares is filed under the 1933 Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the 1933 Act) the Distributing Holder, and each underwriter (within the meaning of the 1933 Act) of such securities and each person, if any, who controls (within the meaning of the 1933 Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

    (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

    (c) Promptly after receipt by an indemnified party under this paragraph 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

    (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No settlement shall be made without the consent of the indemnifying party.

    9. In case of any reclassification, capital reorganization or other change of outstanding Shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital, reorganization or other change of outstanding Shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of this Warrant shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of Shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Shares of Common Stock that might have been purchased upon exercise of such Warrant, immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding Shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

    10. If, prior to the expiration of this Warrant by exercise or by its terms the Company shall issue any of its shares of Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either such case, the Exercise Price per Representative's Warrant Unit shall be proportionately reduced, and the number of Representative's Warrant Units at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Representative's Warrant Unit in effect at the time of such action shall be proportionately increased and the number of Representative's Warrant Units at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the shares of Common Stock in shares of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

    11. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California, without regard for the conflict of laws.

    IN WITNESS WHEREOF, Retrospettiva, Inc. has caused this Representative's Warrant to be signed by its duly authorized officers under its corporate seal and this Representative's Warrant to be dated ____________________, 1997.

                                       RETROSPETTIVA, INC.


                                       By
                                         -------------------------------------
                                                        President


                                       Attest:
                                              --------------------------------
                                                        Secretary

                                    PURCHASE FORM

            (To be signed only upon exercise of Representative's Warrant)

    The undersigned, the holder of the foregoing Representative's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Representative's Warrant for, and to purchase thereunder, ____________ Units ("Unit") of Retrospettiva, Inc. with each Unit comprised of two (2) shares of Retrospettiva, Inc. no par value common stock and one (1) warrant to purchase an additional share of such common stock at $7.50 per share and herewith makes payment of $__________ therefor and requests that the certificates for Units be issued in the name(s) of, and delivered to ______________________________, whose address(es) is (are): ____________
____________________.

Dated: __________________, 19__



                                       By:
                                          ------------------------------------


                                    TRANSFER FORM

                     (To be signed only upon transfer of Warrant)

    For value received, the undersigned hereby sells, assigns, and transfers unto _____________________ the right to purchase Shares represented by the foregoing Representative's Warrant to the extent of ___________ Units and appoints ____________________________________ attorney to transfer such rights on the books of Retrospettiva, Inc., with full power of substitution in the premises.


Dated: _________________, 19__



                                       By:
                                          ------------------------------------